UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	22-1916107
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

125 Phillips Avenue, South Hackensack, New Jersey	07606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Series A Preferred Stock Purchase Rights	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [    ]

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Series A Junior Participating Preferred Stock, par value $0.01 per share, of AEP Industries Inc. (the “Company”) is set forth under Item 3.03 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 31, 2011, which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit	Description
3.1	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of AEP Industries Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on March 31, 2011).

4.1	Rights Agreement, dated March 31, 2011, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on March 31, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AEP INDUSTRIES INC.

Date: March 31, 2011	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

EXHIBIT INDEX

Exhibit	Description
3.1	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of AEP Industries Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on March 31, 2011).

4.1	Rights Agreement, dated March 31, 2011, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on March 31, 2011).